UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 9, 2005

Emisphere Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10615	13-3306985
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

765 Old Saw Mill River Road, Tarrytown, New York		10591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-347-2220

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 9, 2005, Emisphere Technologies, Inc. (the "Company") received a Staff Deficiency Letter from the NASDAQ Stock Market indicating that the Company was not in compliance with NASDAQ’s alternative outcome requirements as set forth in NASDAQ Marketplace Rule 4350. On December 6, 2005, the Company entered into an agreement with certain investment funds managed by MHR Fund Management, LLC ("MHR"), in order to comply with Marketplace Rule 4350, which provides that if MHR receives warrants pursuant to the Investment and Exchange Agreement, by and between the Company and MHR, dated September 26, 2005, it will not exercise them until after January 17, 2006, the scheduled date of the special shareholders meeting. NASDAQ has agreed that based on this agreement, Emisphere has regained compliance with the Rules and the matter is now closed.

Item 9.01 Financial Statements and Exhibits.

Exhibits

(c)

Exhibit 99.1 - Press Release of Emisphere Technologies, Inc., dated December 13, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emisphere Technologies, Inc.

December 13, 2005	By:	Elliot Maza

Name: Elliot Maza
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Emisphere Technologies, Inc., dated December 13, 2005